Exhibit 99.1

Rogers Acquires Griswold LLC

  Acquisition increases and broadens Rogers’ engineered materials leadership
  Highly complementary, strategic fit with Rogers’ Elastomeric Material Solutions business
  Expected to be accretive to 2019 earnings per share

CHANDLER, Ariz.--(BUSINESS WIRE)--July 9, 2018--Rogers Corporation (NYSE:ROG), a global leader in engineered material solutions, announced the acquisition of Griswold LLC, a leading manufacturer of custom-engineered cellular elastomer and high-performance polyurethane. Griswold’s products and solutions serve a variety of applications in the general industrial, electronics, automotive and consumer markets. Griswold’s custom-engineered cellular elastomer expands the product portfolio of Rogers’ Elastomeric Material Solutions (“EMS”) segment, while Griswold’s high-performance polyurethane products increase Rogers’ existing EMS capabilities.

“Griswold LLC is an outstanding strategic fit with Rogers’ Elastomeric Material Solutions business. This acquisition demonstrates continued execution on synergistic M&A, a core element of our strategy,” said Bruce Hoechner, Rogers’ President and Chief Executive Officer. “Like our recent DeWAL and Diversified Silicone Products acquisitions, the Griswold acquisition builds on our existing EMS platform of highly engineered materials and adds new products and capabilities to our EMS portfolio. We are excited Griswold is now a part of Rogers Corporation, and our focus has turned to a successful integration in the months ahead.”

The transaction closed Friday July 6, 2018. Terms were not disclosed. Rogers’ expects the transaction to be accretive to 2019 earnings per share. Trailing twelve month revenues for Griswold were nearly $30 million, and Rogers plans for Griswold’s profitability to be comparable to EMS’ current product lines in 2020 and beyond.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, and safety and protection applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Arizona (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

About Griswold LLC
Griswold LLC is a leading manufacturer of a wide range of high-performance engineered cellular elastomer and microcellular polyurethane products and solutions. For over 65 years, Griswold has built its business by collaborating with its customers to fabricate customized solutions to meet their most intricate design requirements. From vibration control to shock and impact absorption, sealing to non-skid solutions, Griswold’s seasoned engineering team’s deep expertise will create effective solutions and meet unique functional requirements. Griswold is dedicated to ensuring that its products and solutions contribute to the fastest possible speed to market, while remaining cost effective and driving end-use success.

Safe Harbor Statement
This release contains forward-looking statements, which may concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: failure to capitalize on, and volatility within, the Company's growth drivers, including advanced mobility and advanced connectivity; business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; fluctuations in foreign currency exchange rates; research and development efforts; competitive developments; business development transactions and related integration considerations; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; inability to obtain raw materials from single or limited source suppliers in a timely and cost effective manner; and changes in laws and regulations applicable to our business. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent quarterly reports on forms 10-Q filed with the Securities and Exchange Commission. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Additional Information
For additional information, please contact the Company directly, via email or visit the Rogers website.

Website: http://www.rogerscorp.com

CONTACT:
Rogers Corporation
Investor contact:
Jack Monti, 480-917-6026
jack.monti@rogerscorporation.com